Exhibit 10.30

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims (“Agreement”) is made by and between Stephen Hawthornthwaite (“Employee”) and InfoSpace, Inc. (“Company”) (collectively referred to as the “Parties”);

RECITALS

WHEREAS, Employee and Company entered into an Employment Agreement, with Supplemental Terms of Employment – Managerial/Professional, effective as March 22, 2010, as amended on August 4, 2010 (the “Employment Agreement”);

WHEREAS, the Company and Employee have entered into various stock option agreements, restricted stock unit agreements and market stock unit agreements (collectively, the “Stock Agreements”) pursuant to which Employee was eligible to participate in the Company’s Restated 1996 Flexible Stock Incentive Plan (the “Plan”);

WHEREAS, Employee hereby resigns from his positions and terminates his employment with Company effective October 21, 2011 (the “Termination Date”);

WHEREAS, although Employee has voluntarily resigned his employment and therefore he is not entitled to any payments or benefits under Section 6 of the Employment Agreement, the Company has agreed to provide certain consideration to Employee in connection with his resignation as set forth in this Agreement; and

WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with, or separation from, the Company.

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

AGREEMENT

1. Consideration. The Company agrees to pay Employee his accrued but unpaid salary through the Termination Date, less standard employee withholding taxes, on first regular payroll date following the Termination Date. In addition, in exchange for Employee’s execution of this Agreement and Employee’s performance of his obligations hereunder, the Company agrees to provide Employee the following severance benefits:

(a) Cash Payment. The Company agrees to pay Employee a lump sum cash payment of $230,000 (an amount equal to 100% of Employee’s annual base salary), less standard employee withholding taxes on the first regular payroll date that is within twenty-one (21) days following the Effective Date.

(b) Acceleration of Certain RSUs. The Parties agree that vesting of 30,000 restricted stock units granted on March 22, 2010 and outstanding as of the date hereof shall be accelerated such that they vest on the Termination Date. The Company will issue the shares of the Company’s common stock issuable as a result of the acceleration of the 30,000 unvested restricted stock units as soon as practicable after the Effective Date but in no event more than seven days after the Effective Date, provided that satisfactory arrangements have been made by Employee with respect to the payment of income, employment and other taxes that the Company determines must be paid with respect to such shares. Except as expressly set forth herein, all options, restricted stock units, and market stock units that are not vested on the Termination Date shall be forfeited and cancelled without the payment of any consideration.

(c) Expense Reimbursement. Employee agrees that he will submit his final documented expense reimbursement request reflecting all business expenses he incurred through the Termination Date, if any, for which he seeks reimbursement by October 31, 2011. The Company will reimburse Employee for these expenses pursuant to its regular business practices.

2. Payment of Additional Amounts. Employee acknowledges and represents that the Company has paid all accrued salary and earned bonuses, and any and all other payments and benefits due to Employee through the date hereof with the exception of the payments set forth in Sections 1(a), (b) and (c) above, and with the exception of Employee’s base salary payment for the current pay period, which will be paid to Employee on the next regular payroll date and will include payment of Employee’s base salary through the Termination Date. Employee acknowledges and represents that once this final regular payroll check is received, and the payments and benefits set forth in Section 1(a), (b) and (c) above are received, Employee will not be entitled to any future and/or additional payments of salary, bonuses, accrued vacation or any other payments or benefits.

3. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents, and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from and agree not to sue concerning, any claim, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts, or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to, or arising from, Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction including, but not limited to: wrongful discharge of employment; constructive discharge from employment;

termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; and the Washington Law against Discrimination;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as of the Termination Date; and

(h) any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

Employee acknowledges and agrees that any breach of any provision of this Agreement shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover and cease the severance benefits provided to Employee under this Agreement.

4. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that:

(a) he should consult with an attorney prior to executing this Agreement;

(b) he has up to twenty-one (21) days within which to consider this Agreement and, to the extent he has not used the entire 21-day period prior to executing the Agreement, he hereby knowingly and voluntarily waives the remainder of the said 21-day period;

(c) he has seven (7) days following his execution of this Agreement to revoke this Agreement;

(d) this Agreement shall not be effective until the revocation period has expired; and,

(e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

5. Unknown Claims. Employee represents that he is not aware of any claim by his other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in his favor at the time of executing the release, which if known by his must have materially affected his settlement with the releasee. Employee, being aware of said principle, agrees to expressly waive any rights Employee may have to that effect, as well as under any other statute or common law principles of similar effect.

6. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

7. No Cooperation. Solely with respect to Third Party Claims (as defined below) that are related to Employee’s employment with or separation from the Company or any other matters that arose on or before the Effective Date or relate to circumstances existing on or before the Effective Date (including, without limitation, those involving third parties), Employee agrees that he shall not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder, or attorney of the Company (“Third Party Claims”), unless required by applicable law, rule or regulation. In the event Employee receives a subpoena, court order or other legal discovery device, unless prohibited by applicable law, rule or regulation, Employee agrees to promptly notify the Company and to furnish a copy to the Company. Employee’s obligations under this section shall terminate three (3) years after the Effective Date.

8. Continuing Obligations under Supplemental Terms of Employment. Employee acknowledges and agrees that Employee’s obligations under the Supplementary Terms of Employment – Managerial/Professional effective March 22, 2010, a copy of which is attached hereto as Exhibit A (the “Supplemental Terms”), survive the termination of Employee’s employment relationship with the Company and shall remain in full effect in accordance with their terms.

9. Indemnification. Employee agrees to indemnify and hold harmless the Company from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys’ fees or expenses incurred by the Company arising out of the breach by Employee of this Agreement, or from any false representation made herein by Employee, or from any action or proceeding that may be commenced, prosecuted or threatened by Employee or for Employee’s benefit, upon Employee’s initiative, or with Employee’s aid or approval, contrary to the provisions of this Agreement. Employee further agrees that in any such action or proceeding, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim. The Company acknowledges its continuing obligation under its existing indemnification agreement with Employee, with respect to the Company’s obligation to indemnify Employee after the Termination Date, as a former officer of the Company.

10. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made, or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

11. No Knowledge of Wrongdoing. Employee represents that he has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.

12. Section 16 Filings. Employee hereby represents and warrants that, with respect to the equity securities of the Company (including any derivative securities, such as restricted stock units and stock options) beneficially owned by Employee, there have been no transactions or other changes in beneficial ownership required to be reported on a filing with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Section 16 Requirements”), that have occurred on or after March 22, 2010 through the date hereof, except such transactions and other changes in beneficial ownership that have already been reported on a Form 4 filing with the Securities and Exchange Commission in compliance with the Section 16 Requirements.

13. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon (except those otherwise imposed by Federal or State law on the Company). Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee’s failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys’ fees.

14. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees, and other fees incurred in connection with this Agreement.

15. Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration pursuant to the Supplemental Terms of Employment. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties agree that the Washington State statute of limitations applies to any and all disputes arising out of, or relating to, the terms of this Agreement. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section shall not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

16. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through his to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

17. No Representations. Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

18. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

19. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Supplementary Agreement, the applicable sections of the Stock Agreements.

20. No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

21. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.

22. Governing Law. This Agreement shall be deemed to have been executed and delivered within the state of Washington, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the state of Washington, without regard to conflict of law principles. To the extent that either party seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of trade secrets or confidential or proprietary information, each party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of Washington.

23. Effective Date. This Agreement is effective after (i) the Termination Date has occurred and (ii) this Agreement has been signed by both parties and eight (8) days have passed since Employee has signed the Agreement (the “Effective Date”), unless revoked by Employee within seven (7) days after the date the Agreement was signed by Employee. Notwithstanding the foregoing, this Agreement shall be void, and no severance payments shall be paid or other benefits provided hereunder, if Employee has not executed this Agreement and the aforementioned 7-day revocation period has not expired within sixty (60) days following the Termination Date.

24. Resignation from Company Positions. Effective as of the Termination Date, Employee resigns from all positions as officer of the Company and any of its subsidiaries.

25. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Executed counterparts delivered via facsimile or via electronic mail as a portable document file (PDF) format attachment shall be deemed originals.

26. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) they have read this Agreement;

(b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) they understand the terms and consequences of this Agreement and of the releases it contains; and

(d) they are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

INFOSPACE, INC.

Dated: October 21, 2011	By	/s/ Bill Ruckelshaus
	NAME:	Bill Ruckelshaus
	TITLE:	Chief Executive Officer

STEPHEN HAWTHORNTHWAITE, an individual

Dated: October 20, 2011	/s/ Stephen Hawthornthwaite

Stephen Hawthornthwaite